                                                 Exhibit (21)
                                          State or Other
                                          Jurisdiction
                                          Under the Laws of
Subsidiaries  of  Owens  Corning          Which Organized
(12/31/95)

Barbcorp, Inc.                            Delaware
Crown Mfg. Inc.                           Canada
Dansk-Svensk Glasfiber A/S                Denmark
Deutsche Owens-Corning Glasswool GmbH     Germany
Eric Company                              Delaware
European Owens-Corning Fiberglas, S.A.    Belgium
Falcon Manufacturing Acquisition
  Corporation                             Delaware
FALOC Holdings L.P.                       Delaware
FALOC, Inc.                               Delaware
Fiber-flex Co., Inc.                      New Jersey
Fiberflex Incorporated                    Georgia
Fiber-Lite Corporation                    Delaware
IPM, Inc.                                 Delaware
Kitsons Insulation Products Ltd.          United Kingdom
Matcorp, Inc.                             Delaware
N.V. Owens-Corning S.A.                   Belgium
O/C/FIRST CORPORATION                     Ohio
OCFOGO, Inc.                              Delaware
O.C. Funding B.V.                         The Netherlands
O/C/SECOND CORPORATION                    Delaware
OC Utah Four Corporation                  Utah
OCW Corporation (dba, Delsan)             Delaware
Owens-Corning A/S                         Norway
Owens-Corning Building Products (U.K.)
  Ltd.                                    United Kingdom
Owens-Corning Canada Inc.                 Canada
Owens-Corning Capital Holdings I, Inc.    Delaware
Owens-Corning Capital Holdings II, Inc.   Delaware
Owens-Corning Capital L.L.C.              Delaware
Owens-Corning Cayman Limited              Cayman Islands
Owens-Corning Changchun Guan Dao Company
  Ltd.                                    PRC China
Owens-Corning Fiberglas A.S. Limitada     Brazil
Owens-Corning Fiberglas Deutschland GmbH  Germany
Owens-Corning Fiberglas Espana, S.A.      Spain
Owens-Corning Fiberglas France S.A.       France
Owens-Corning Fiberglas (G.B.) Ltd.       United Kingdom
Owens-Corning Fiberglas (Italy) S.r.l.    Italy
Owens-Corning Fiberglas Norway A/S        Norway
Owens-Corning Fiberglas S.A.              Uruguay
Owens-Corning Fiberglas Sweden AB         Sweden
Owens-Corning Fiberglas Sweden Inc.       Delaware
Owens-Corning Fiberglas Technology Inc.   Illinois
Owens-Corning Fiberglas (U.K.) Ltd.       United Kingdom
Owens-Corning Finance (U.K.) plc          United Kingdom
Owens-Corning FSC, Inc.                   Barbados

                                          State or Other
                                          Jurisdiction
                                          Under the Laws of
Subsidiaries  of  Owens  Corning          Which Organized
(12/31/95)

Owens-Corning Funding Corporation         Delaware
Owens-Corning (Guangzhou) Fiberglas
  Co., Ltd.                               PRC China
Owens-Corning Holdings Limited            Cayman Islands
Owens-Corning Isolation France S.A.       France
Owens-Corning Ontario Holdings Inc.       Canada
Owens-Corning Overseas Holdings, Inc.     Delaware
Owens-Corning (Overseas) Management
  Limited                                 Cyprus
Owens-Corning Real Estate Corporation     Ohio
Owens-Corning  Trading,  Ltd.             British Virgin Islands
Owens-Corning UK Holdings Limited         United Kingdom
Owens-Corning Veil Netherlands B.V.       The Netherlands
Owens-Corning Veil U.K. Ltd.              United Kingdom
Owens-Corning Vertriebs GmbH              Germany
Palmetto Products, Inc.                   Delaware
Scanglas Ltd.                             United Kingdom
SFF Acquisition Corp.                     Tennessee
SFF2 Acquisition Corp.                    Kentucky
Soltech, Inc.                             Kentucky
UC Industries, Inc.                       Delaware
WD s.a.                                   Belgium
Western Fiberglass, Inc.                  Utah
Western Fiberglass of Arizona             Utah
Western Fiberglass of Texas, Inc.         Utah
Willcorp, Inc.                            Delaware
Wrexham A.R. Glass Ltd.                   United Kingdom
Zola Castor Holding Corporation           Delaware
1053051 Ontario Inc.                      Canada
1086269 Ontario Inc.                      Canada